Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our report dated December 24, 1999, with respect to the Combined Statement of Excess of Revenues Over Specific Operating Expenses of the Community Acquisition and Development Corporation for the year ended December 31, 1998 which is included in Amendment No. 1 to the Current Report (Form 8-K) dated January 31, 2000.

                                                           /s/ ERNST & YOUNG LLP


Denver, Colorado
February 23, 2000